UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 27, 2009

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interleukin Genetics, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) on January 27, 2009 to disclose that the Company had submitted a plan to NYSE Amex (the “Exchange”), which outlines the actions the Company has taken, or will take, to regain compliance with the continued listing standards set forth in Section 1003(a)(iii) of the Exchange’s Company Guide by June 23, 2010 (the “Compliance Period”).

On March 27, 2009, after a review of the compliance plan submitted by the Company and publicly available information, the staff of the Exchange (the “Staff”) determined that the compliance plan did not make a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards within the Compliance Period.   The Company has appealed the Staff’s determination by requesting an oral hearing before a listing qualifications panel of the Exchange (the “Panel”).  There is no assurance that the Staff’s determination will be overturned at this hearing.  The Company’s common stock will remain trading on the Exchange pending the Panel’s determination.  In the event the Panel accepts the Company’s plan for compliance presented at the hearing, the Company’s common stock will continue trading on the Exchange for the duration of the Compliance Period or such other period as is determined by the Panel.  Otherwise, the Company’s common stock would be subject to delisting proceedings immediately following the hearing.  In that event, the Company believes that its securities will be eligible to trade or be quoted on alternative markets.

On March 30, 2009, the Company issued a press release to report the Staff’s determination.  A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

For additional information with respect to the subject matter of this filing and the correspondence that the Company has received from the Exchange, see the Company’s Current Reports on Form 8-K filed on December 26, 2008 and January 15, 2009.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated March 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: March 31, 2009	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)